Exhibit 23(b)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our reports included in this registration statement and to the incorporation by reference in this registration statement of our reports dated January 21, 2000 included in Three-Five Systems, Inc. and subsidiaries’ Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Phoenix, Arizona

May 3, 2000